As filed with the Securities and Exchange Commission on January 7, 2011
Registration No. 333-160106

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
AEI
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0405613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clifton House, 75 Fort Street, P.O. Box 190GT, George Town, Grand
Cayman, Cayman Islands
(Address of Principal Executive Offices)	(Zip Code)
AEI 2007 Incentive Plan
(Full title of the plan)
Maureen J. Ryan
Executive Vice President, General Counsel and Chief Compliance Officer
AEI Services LLC
700 Milam, Suite 700
Houston, Texas 77002
(Name and address of agent for service)
(713) 345-5200
(Telephone number, including area code, of agent for service)
With copies to:
G. David Brinton
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
AEI (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-160106 (the “Registration Statement”), pertaining to the Company’s registration of 10,402,594 ordinary shares, par value $0.002 per share, issuable pursuant to the 2007 AEI Incentive Plan (the “Plan”). The Company is no longer issuing shares under the Plan and is terminating its offering of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration all of the securities that remain unissued under the Plan as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, on this 7th day of January, 2011.

AEI

By:	/s/ Eduardo Pawluszek

	Name:	Eduardo Pawluszek
	Title:	Executive Vice President and
Chief Financial Officer